Exhibit 10.1

Pluristem Ltd.

March 22, 2017

To:
Sosei Corporate Venture Capital Ltd.
Attn: Mr. Peter Bains

Re: Extension of Term Sheet Period

Reference is hereby made to a certain Term Sheet dated December 19, 2016, by and between Pluristem Ltd. and Sosei Corporate Venture Capital Ltd. (the "Term Sheet").

Pursuant to the "Timing and Expenses" clause in the Term Sheet, the parties hereby extend the term sheet period by additional 90 days starting from March 31, 2017 and ending on June 30, 2017.

Very truly yours, Pluristem Ltd. By: /s/ Zami Aberman Name: Zami Aberman Title: Chairman and CEO

The abovementioned decision is agreed and accepted by:

Sosei Corporate Venture Capital Ltd.

By: /s/ Peter Bains
Name: Peter Bains
Title: Representative Director and President
Date: March 31, 2017